UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive North Reading, Massachusetts		01864
(Address of Principal Executive Offices)		(Zip Code)

(978) 370-2700

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2011, Teradyne, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LitePoint Corporation, a Delaware corporation (“LitePoint”), Lager Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Michael Goguen, as the Stockholder Representative. The Merger Agreement has been approved by the boards of directors of the Company and LitePoint and by the requisite stockholders of LitePoint.

Upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger Sub will merge with and into LitePoint (the “Merger”), with LitePoint continuing after the Merger as the surviving corporation and a wholly owned subsidiary of the Company. The aggregate value of the cash consideration to be paid at the closing of the Merger for all outstanding shares and vested equity awards of LitePoint is expected to be approximately $510 million net of LitePoint cash and tax benefits. In addition, up to $70 million, payable in cash or common stock of the Company at the Company’s election, would be payable upon the achievement of certain revenue-based performance targets through 2012. The Company has also agreed to assume all outstanding equity awards and stock appreciation rights granted pursuant to equity incentive and stock appreciation rights plans of LitePoint and its subsidiaries that are unvested as of the effective time of the Merger.

The Merger Agreement includes customary representations, warranties and covenants by the parties. Consummation of the Merger is subject to customary conditions, including, among other things: (i) the requisite approval of LitePoint’s stockholders, (ii) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of representations made by LitePoint in the Merger Agreement, (iv) the performance by LitePoint of its obligations under the Merger Agreement and (v) the absence of a material adverse effect with respect to LitePoint.

Subject to certain exceptions and limitations, the Company, on one hand, and the stockholders and optionholders of LitePoint that will receive cash consideration in the Merger, on the other hand, have agreed to indemnify each other for breaches of representations, warranties, covenants and other specified matters contained in the Merger Agreement. Approximately $70 million of the cash consideration payable at the closing of the Merger will be held in escrow for a period of 18 months, with half of any amount remaining and not subject to pending claims after 12 months to be released at such time, to satisfy indemnification obligations of LitePoint’s equityholders to the Company. In addition, in certain circumstances, the Company will also be entitled to set off earnout payments otherwise payable to Litepoint’s equityholders in connection with the satisfaction of such indemnification obligations.

The foregoing is a summary of the terms of the Merger Agreement, and does not purport to summarize or include all terms relating to the transactions contemplated by the Merger Agreement. The foregoing summary is qualified in its entirety by reference to the Merger Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2011.

Item 8.01. Other Items

On September 14, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

On September 14, 2011, the Company held an investor conference call to discuss the previously announced acquisition of LitePoint pursuant to the Merger Agreement. A copy of the transcript of the conference call is filed as Exhibit 99.2 attached hereto and incorporated herein by reference.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K, including the Exhibit, contains forward-looking statements regarding the Merger and LitePoint’s future business prospects and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that these forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which LitePoint operates; market acceptance of LitePoint’s new products; competition from larger and more established companies in LitePoint’s markets; the protection of LitePoint’s intellectual property; the retention of key employees; the uncertainty of regulatory approval of the transaction; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; Teradyne’s ability to successfully grow LitePoint’s business; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended July 3, 2011. The forward-looking statements provided by Teradyne in this Current Report on Form 8-K, including the Exhibit, represent management’s views as of the date of this report. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this Current Report on Form 8-K, including the Exhibit.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: September 15, 2011	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Teradyne, Inc. on September 14, 2011

99.2	Transcript of the Investor Conference Call on September 14, 2011